2015 Equity Investor Presentation Third Quarter

FARMER MAC Forward-Looking Statements In addition to historical information, this presentation includes forward- looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects, and business developments. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements. Some of these factors are identified and discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2015, Quarterly Report on Form 10- Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015, Quarterly Report on Form 10-Q for quarter ended June 30, 2015, filed with the SEC on August 10, 2015, and Quarterly Report on Form 10-Q for quarter ended September 30, 2015, filed with the SEC on November 9, 2015, which are also available on Farmer Mac’s website (www.farmermac.com). In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this presentation. Any forward-looking statements made in this presentation are current only as of September 30, 2015, except as otherwise indicated. Farmer Mac undertakes no obligation to release publicly the results of revisions to any such forward-looking statements to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC. The information contained in this presentation is not necessarily indicative of future results. NO OFFER OR SOLICITATION OF SECURITIES This presentation does not constitute an offer to sell or a solicitation of an offer to buy any Farmer Mac security. Farmer Mac securities are offered only in jurisdictions where permissible by offering documents available through qualified securities dealers. Any investor who is considering purchasing a Farmer Mac security should consult the applicable offering documents for the security and their own financial and legal advisors for information about and analysis of the security, the risks associated with the security, and the suitability of the investment for the investor’s particular circumstances. Copyright © 2015 by Farmer Mac. No part of this document may be duplicated, reproduced, distributed, or displayed in public in any manner or by any means without the written permission of Farmer Mac. EQUITY INVESTOR PRESENTATION 2015 02

FARMER MAC Non-GAAP Financial Measures This presentation is for general informational purposes only, is current only as of September 30, 2015, and should be read in conjunction with Farmer Mac’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015. Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management's view, core earnings is a useful alternative measure in understanding Farmer Mac's economic performance, transaction economics, and business trends. Core earnings principally differs from net income attributable to common stockholders by excluding the effects of fair value fluctuations, which are not expected to have a cumulative net impact on financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is generally expected. Core earnings also differs from net income attributable to common stockholders by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. This non-GAAP financial measure may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of this non-GAAP measure is intended to be supplemental in nature, and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP. EQUITY INVESTOR PRESENTATION 2015 03

FARMER MAC Table of Contents 05 Executive Summary 13 Agricultural Industry Highlights 22 Farmer Mac Overview 33 Farmer Mac Financial Performance 40 Appendix EQUITY INVESTOR PRESENTATION 2015 04

Executive Summary

FARMER MAC Farmer Mac Overview Created in the 1980s to help provide a deeper credit market for rural America • Provide wholesale financing, secondary market and credit enhancements for agricultural and rural utilities lenders • Increase access to credit and drive more efficient credit pricing for rural America • Reduce rural credit market volatility by increasing liquidity and lending capacity for rural lenders Lines of business – focused on customers • Farm & Ranch • USDA Guarantees • Rural Utilities • Institutional Credit Diverse product suite provided to customers • Loan purchases • Wholesale financing • Credit protection EXECUTIVE SUMMARY 06 1987 1996 1998 1999 2008 Farmer Mac initially chartered by Congress as an instrumentality of the United States First major charter revision and expansion of authority (direct loan purchases) Outstanding business volume reaches $1 billion First listed on NYSE (AGM & AGM.A) Second major charter revision and expansion of authority (Rural Utilities) Outstanding business volume reaches $10 billion

FARMER MAC $11.9 Billion {6.0% Market Share} Agricultural Real Estate Mortgage Market Structure EXECUTIVE SUMMARY 07 FINANCIAL INVESTORS (Developing Market) | various institutional investors investing in agricultural assets (and seeking leverage) FARM CREDIT SYSTEM (GSE) Retail & Agribusiness NON-FCS AG LENDERS Secondary Market CREDIT PROTECTION CREDIT PROTECTION W HOLESALE FINANCING LOAN SALES Primary Agriculture Mortgage Market {Farmers & Ranchers} Mortgage Financing Mortgage Financing $199 Billion $ 8 9 B il li o n $11 0 B illio n F C S F U N D IN G C O R P O R A T IO N A G F IR S T S o u th e a s t $ 1 0 B A G R IB A N K M id w e s t $ 4 6 B F C B O F T X S o u th w e s t $ 1 0 B C O B A N K N a ti o n w id e $ 2 3 B IN S U R A N C E C O M P A N IE S $ 1 2 B A G B A N K S $ 7 4 B N O N -B A N K L E N D E R S $ 2 4 B 7 6 R E T A IL A C A s (1) Ag real estate mortgage market structure shown here includes only the outstanding unpaid principal balance of first lien ag mortgage assets as of December 31, 2014. (2) Source: USDA, Economic Research Service, nominal dollars for year-end 2014; (as of August 2015). (3) Source: Farm Credit Administration, Call Report Data for year-end 2014 (as of December 2014). (4) Sum of FCS, non-FCS, and Farmer Mac first lien ag real estate mortgage assets does not add up to the total due to the nature of Farmer Mac’s secondary market business model. (1) (2) (3) (2) (4) (4) AS OF DECEMBER 31, 2014 (1)

FARMER MAC

Financing Rural America®

Rural Utilities (RU) Cooperative Mortgage Market[1]

AS OF DECEMBER 31, 2014


FARM CREDIT SYSTEM (GSE)[2]
NON-GSE RU LENDERS[3]
Secondary Market
FARMER MAC
$2.7 Billion
(8.2% Market Share)[3]
WHOLESALE FINANCING
LOAN SALES
CREDIT PROTECTION
COBANK
$12 Billion
Mortgage Financing
Rural Utilities Cooperative Mortgage Market[1]
$32 Billion[4]
(900+ Cooperatives in Utilities Distribution, Generation and Transmission.)
Mortgage Financing
$20 Billion
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Market Opportunity

Kilowatt-hour sales growing nearly 3% annually (2013 and 2014), the first growth in several years

- Generally leads to increased demand for credit

Other industry dynamics leading to Farmer Mac growth opportunities

- Push toward higher Tier 1 capital and more duration-matched funding
- Trend toward retiring debt away from the RUS (USDA) funding source
- Capital expenditures for greater use of natural gas-fired electricity production

(1) RU cooperative mortgage market structure shown here includes only the outstanding unpaid principal balance of first lien RU cooperative real estate mortgage assets as of December 31, 2014.
(2) Source: CoBank 2014 Financial Information, Energy Loan Portfolio nominal dollars as of December 31, 2014.
(3) Source: NRUCFC 10-Q, nominal dollars as of November 30, 2014, Long-term Loans Table 6.
(4) Nominal dollars for 2014; Sum of FCS, non-GSE and Farmer Mac first lien RU cooperative real estate mortgage assets does not add up to the total due to the nature of Farmer Mac's secondary market business model.

EXECUTIVE SUMMARY
08

FARMER MAC Farmer Mac Business Volume $ IN BILLIONS Year 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 Agricultural Outstanding Business Volume $2.4 $3.1 $4.2 $5.5 $5.8 $5.5 $5.3 $7.2 $8.5 $9.0 $8.6 $9.6 $9.6 $10.7 $11.4 $11.9 $11.7 Total Outstanding Volume $2.4 $3.1 $4.2 $5.5 $5.8 $5.5 $5.3 $7.2 $8.5 $10.1 $10.7 $12.2 $11.9 $13.0 $14.0 $14.6 $15.6 Ag Real Estate Mortgage Market and Farmer Mac $87 $85 $89 $98 $97 $104 $114 $113 $132 $148 $146 $154 $167 $173 $184 $199 $209 2.7% 3.7% 4.7% 5.6% 6.0% 5.2% 4.6% 6.4% 6.5% 6.1% 5.9% 6.2% 5.7% 6.2% 6.2% 6.0% 5.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $0 $50 $100 $150 $200 $250 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015F $ I N B IL L IO N S Agricultural Real Estate Mortgage Market Ag Real Estate Mortgage Market AGM – Ag Real Estate Mortgage Market Share (1) Farmer Mac’s market share in 2015F reflects 3Q15 data. (2) Source: USDA, Economic Research Service, nominal dollars (as of August 2015). (3) Farmer Mac business volume includes total outstanding balance of loan purchases, guarantees, and Long-Term Standby Purchase Commitments (LTSPCs) in the Farm & Ranch line of business, USDA Guarantees, and AgVantage securities secured by collateral eligible for the Farm & Ranch line of business; excludes all loan purchases, guarantees, and LTSPCs in the Rural Utilities line of business and AgVantage securities secured by collateral eligible for Rural Utilities line of business. (2) (3) EXECUTIVE SUMMARY 09 (3) (1)

FARMER MAC $2,300 $2,520 $2,730 $2,950 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2011 2012 2013 2014 $ P E R A C R E Land Value (2)(4) Agricultural Industry Dashboard $112 $91 $124 $91 $0 $20 $40 $60 $80 $100 $120 $140 2011 2012 2013 2014 $ I N B IL L IO N S Farm Income (1) 286 317 288 198 182 189 195 238 0 100 200 300 400 2011 2012 2013 2014 IN D E X Commodity Index Feed Grains Prices Received Index Livestock Prices Received Index (2)(3) 2.10% 1.67% 1.23% 0.96% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 2011 2012 2013 2014 90-Day Delinquencies (5) (1) Source: USDA, Economic Research Service, nominal dollars (as of August 2015). (2) Source: USDA, National Agricultural Statistics Service (as of August 2015). (3) Commodity prices indexed according to 1999 base year as 100. (4) Land values per acre include all farm and pasture land, irrigated and non-irrigated. (5) Source: Kansas City Federal Reserve, Ag Finance Databook & Farm Credit Funding Corp Annual Information Statements – Non-accrual real estate loans and accruing loans that are 90 days or more past due, include commercial and farm credit system banks (as of August 2015). EXECUTIVE SUMMARY 10 10-year Average $85 billion 10-year Average 1.53% 10-year Average $2,236

FARMER MAC Farmer Mac Dashboard $42.9 $49.6 $54.9 $53.0 $33.9 $0 $10 $20 $30 $40 $50 $60 2011 2012 2013 2014 3Q15 YTD $ I N M IL L IO N S Core Earnings EXECUTIVE SUMMARY 11 106 104 96 91 87 0 20 40 60 80 100 120 2011 2012 2013 2014 3Q15 YTD B A S IS P O IN T S Net Effective Spread $11.9 $13.0 $14.0 $14.6 $15.6 $0 $2 $4 $6 $8 $10 $12 $14 FY11 FY12 FY13 FY14 3Q15 $ I N B IL L IO N S Outstanding Business Volume 93 70 55 35 67 0 20 40 60 80 100 FY11 FY12 FY13 FY14 3Q15 B A S IS P O IN T S 90-Day Delinquencies (Farm & Ranch Line of Business Only) (1) Core earnings is a non-GAAP measure. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, please refer to page 44 of the Appendix. (2) Delinquencies include loans held and loans underlying off-balance sheet Farm & Ranch Guaranteed Securities and LTSPCs that are 90 days or more past due, in foreclosure, or in bankruptcy, excluding loans performing under either their original loan terms or a court-approved bankruptcy plan. (2) (1)

FARMER MAC Farmer Mac’s Investment Highlights • Rigorous underwriting standards • Low delinquencies • Low cumulative historical credit losses Quality Assets • Finance assets through issuance of low-cost public debt • Issue at narrow, GSE spreads to U.S. Treasuries Funding Advantage • Robust worldwide demand for agricultural products • Increase market share through business development efforts • Significant wholesale financing opportunities Growth Prospects • Overhead / outstanding business volume ~ 25 bps • Outstanding business volume ~$200 million per employee Operational Efficiency • Core earnings growth • Annual core earnings return on equity ~ 15% to 25% • Steady growth in common dividends in recent years Consistent Returns EXECUTIVE SUMMARY 12

Agricultural Industry Highlights

FARMER MAC Grain prices fell in 2014 due to record plantings/yields; livestock prices remain generally high • U.S. agricultural product use increased 6% in 2014; however, ending stocks also increased due to record grain production • Exports increased 8.2%, driven by strong overseas demand for U.S. grains and oilseeds Farm income declined 26% in 2014 as grain prices declined 35% • At $91.1 billion, 2014 farm income still above the 10-year average of $85 billion • Livestock profitability generally supported by high prices and stable/modestly decreasing costs (excluding Dairy) • Dairy prices are under pressure as a result of increased production and lower overseas demand Average inflation-adjusted U.S. agricultural real estate values increased 1% in 2014 • Corn belt farmland values down between 3% and 7% as falling grain prices reduced regional income • Rest of U.S. land values remain stable to modestly increasing, led by demand for pasture ground • Continued softening of land values in grain-heavy states in 2015 Land sales transactions have slowed with lower income and declining land values • However, demographic trend (average age of U.S. farmer >60 years) to support primary transaction volume California drought persists; however, it has not had a material impact on Farmer Mac’s credit quality • California farmers with access to water are earning record profits and quality land continues to increase in value State of Agriculture AGRICULTURAL INDUSTRY HIGHLIGHTS 14 (1) Source: USDA, National Agricultural Statistics Service (as of August 2015). (2) Source: USDA, Economic Research Service, Nominal (current dollars) (as of August 2015). (3) Source: Federal Reserve Bank of Chicago Seventh District, Ag Credit Conditions Survey AgLetter (as of May 2015). (1) (2) (3)

FARMER MAC Global Outlook Demand • 43% increase in global population projected between 2005 and 2050 • However, USDA’s Future Agricultural Resources Model (FARM) projects a 75% increase in total production and consumption of major field crops for the same period due to higher protein diets • Significant projected increase in demand for agricultural commodities and products due to greater incomes (higher protein diet) and a larger population • Thus significant “demand pull” for agricultural products Supply • Finite amount of arable farmland, which implies a relatively high rate of capacity utilization • According to USDA Ag Census, less than 10% of U.S. cropland is idle • As incomes in developing countries increase, food consumption shifts to diets richer in animal protein, which increases the demand for feed crops • In order to meet minimum demand projections, productivity would need to nearly double in key commodity groups by 2050 AGRICULTURAL INDUSTRY HIGHLIGHTS 15 (1) (1) Source: USDA, Economic Research Service Global Drivers of Agricultural Demand and Supply, September 2014. (2) Source: USDA, Census of Agriculture; 2012 (2)

FARMER MAC Farmer Mac’s Unique Market Position Farmer Mac enjoys a unique position, sharing in upside opportunity in strong markets and benefiting from downside protection and increased relative demand in weak markets Strong Market – Farmer Mac can participate in the upside • Situation: Credit is healthy, transaction volumes are high, and capital is plentiful • Impacts on Farmer Mac: – Farmer Mac can benefit from the higher industry volumes and healthy credit – However, when farm income is high and capital is plentiful, the relative value of access to GSE capital may be marginally lower – Earnings can benefit from lower credit costs, but spreads may be tighter Weak Market – Farmer Mac can benefit from loss protection and increased demand due to tighter credit conditions • Situation: Declining farm income, land values and credit quality; less access to capital • Impacts on Farmer Mac: – Farmer Mac can benefit from loss protection given its unique diversified geographic/commodity portfolio and its conservative underwriting standards – Farmer Mac can also benefit from the greater relative value of GSE capital in tighter credit market conditions – However, in bear markets, no entity will be immune to declining credit quality, although spreads may be more favorable AGRICULTURAL INDUSTRY HIGHLIGHTS 16

FARMER MAC Farmer Mac’s Downside Protection Conservative underwriting with significant focus on repayment strength and low LTVs • Total Debt Coverage (TDC) ratio of at least 1.25x • Generally maximum LTVs of 60% to 70%, but in practice average 40% to 45% on mortgages purchased • Require minimum borrower net equity of 50% across all agricultural assets • Significant scrutiny given to property access and access to water, among other items Farmer Mac credits less likely to default as compared to the broader industry • Farmer Mac is generally recognized as having the tightest credit requirements for ag mortgage loans • Primary focus on repayment capacity through stressed input assumptions during underwriting process • Farmer Mac is not a “lender of last resort”; Farm Credit Administration is a strong safety and soundness regulator Farmer Mac credits less likely to incur losses even when a default occurs • “Expected losses” of farm asset values range from 0% to 30% for various commodity types in Farmer Mac’s base case scenario • Farmer Mac’s “Stress scenario losses” of farm asset values range from 17% to 50% for various commodity types • Given Farmer Mac’s portfolio average LTV of 43% as of September 30, average farm asset value losses would need to be in excess of 57% to begin to generate the first dollar of loss to Farmer Mac – The 1980s agricultural credit crisis saw land values decline approximately 23% from peak to trough AGRICULTURAL INDUSTRY HIGHLIGHTS 17 (1) Source: USDA, National Agricultural Statistics Service (as of August 2015). (1)

FARMER MAC $48 $51 $55 $39 $61 $87 $79 $57 $70 $79 $57 $75 $112 $91 $124 $91 198 238 310 50 100 150 200 250 300 350 $0 $20 $40 $60 $80 $100 $120 $140 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 IN D E X $ I N B IL L IO N S Nominal Farm Income Grain Index Livestock Index Export Change Index (1) (2) (2) (1) Farm Income and Related Trends (1) Source: USDA, Economic Research Service, nominal dollars (as of August 2015). (2) Source: USDA, National Agricultural Statistics Service; Indexed to 1999 as 100. AGRICULTURAL INDUSTRY HIGHLIGHTS 18

FARMER MAC Ag Land Value and Leverage Trends $1.0 $1.1 $1.2 $1.2 $1.3 $1.3 $1.6 $1.8 $2.0 $2.2 $2.1 $2.2 $2.3 $2.5 $2.7 $3.0 $48 $51 $55 $39 $61 $87 $79 $57 $70 $79 $57 $75 $112 $91 $124 $91 $0 $20 $40 $60 $80 $100 $120 $140 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 $ IN B IL L IO N S A V E R A GE L A N D V A L U E $ I N T H O U S A N D S /A C R E Ag Land Values Land Value Nominal Farm Income 11.8% Average 12.4% 9% 10% 11% 12% 13% 14% 15% 16% 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 D E B T TO A S S E T R A T IO ( % ) Leverage Debt to Asset Ratio Average (1) Source: USDA, National Agricultural Statistics Service (as of August 2015); includes all farm and pasture land, irrigated and non-irrigated. (2) Source: USDA, Economic Research Service, nominal dollars (as of August 2015). (1) (2) (2) AGRICULTURAL INDUSTRY HIGHLIGHTS 19

FARMER MAC Agricultural Risk Management Tools Farmers today use a broad array of risk management tools, many of which were not available or not accepted during the ag credit crisis of the 1980s • Many now view costs of hedging simply as a cost of doing business • Have learned from their parents’ experiences in the 1980s • Risk management includes revenue and cost protection and more sophisticated asset liability management Revenue Hedging • Crop insurance – approximately 91% of planted acres carry some form of crop insurance • Crop insurance premiums still federally subsidized and losses shared by the federal government • Futures/forward sales – many producers use hedging instruments to sell grain crops forward at planting stage Cost Hedging • Feed costs hedged with futures/forwards • Fertilizer and fuel costs can be similarly hedged • Water availability can be provided via “water banks” and secondary sources of water, e.g. wells • Water costs can also be hedged with forward purchase agreements Debt service is better managed with lower absolute leverage levels and better ALM AGRICULTURAL INDUSTRY HIGHLIGHTS 20 (1) Source: USDA, 2013 Agricultural Resource Management Survey (ARMS) Farm Financial and Crop Production Practices Summary Report. (1)

FARMER MAC USDA – Key 2015 Forecasts Demand for U.S. agricultural products to increase 2.0% • Demographic trends and a stabilizing economy contributing to growth • Certain trends in key commodities, such as pork and poultry consumption, also contributing • Total U.S. exports to decrease 8.4% to $139.5 billion, driven by higher global ending stocks and a stronger U.S. dollar marginally reducing growth U.S. farm income to decline approximately 36% to $58 billion • Grain prices remain range-bound at lower levels and livestock prices down on higher global supplies • Input costs are stable to modestly declining – Labor, seed, and water costs are largely static, while fertilizer, fuel, and feed costs are declining modestly Average U.S. ag land values expected to stay relatively flat at 2014 levels • Midwest most impacted with estimates ranging from 5% to 15% declines as compared to 2014 levels • Rest of U.S. remains stable to modestly increasing – high non-grain commodity prices and high demand for pasture ground contributing to appreciation Total U.S. agricultural mortgage market to grow 5% to $209 billion AGRICULTURAL INDUSTRY HIGHLIGHTS 21 (1) Source: USDA, National Agricultural Statistics Service (as of August 2015). (2) Source: USDA, Economic Research Service, nominal dollars (as of August 2015). (3) Source: USDA, World Agricultural Supply and Demand Estimates Report (as of September 2015). (1) (2) (3)

Farmer Mac Overview

FARMER MAC Lines of Business and Products Product Type Customers Lines of Business $ IN BILLIONS AND PERCENTAGE OF TOTAL VOLUME LOAN PURCHASES • Ag Banks • Insurance Companies • Rural Utilities Cooperatives F & R USDA RU IC Total $2.8 18% $1.9 12% $1.0 6% -- $5.7 36% WHOLESALE FINANCING • AgVantage • Farm Equity AgVantage • Ag Banks • Insurance Companies • Ag Investment Funds • Production and Agribusiness Companies • Rural Utilities Cooperatives -- -- -- $6.7 43% $6.7 43% CREDIT PROTECTION • Long-term Standby Purchase Commitments (LTSPCs)/ AMBS Guarantees • FCS Institutions • Ag Banks • Insurance Companies • Ag Investment Funds • Rural Utilities Cooperatives $2.7 18% -- $0.5 3% -- $3.2 21% Total $5.5 $1.9 $1.5 $6.7 $15.6 = Allowances and provisions recorded on these assets FARMER MAC OVERVIEW 23 AS OF SEPTEMBER 30, 2015

FARMER MAC

Financing Rural America®

Business Development

Product Type	Marketing Channel	Target Customers
AG LOAN PURCHASES AND CREDIT PROTECTION	• Marketing department with 5 relationship managers • Geographically dispersed nationwide • Cover ag banks and non-bank originators • Seek to add new ag lenders as eligible loan sellers for Farmer Mac • Seek to add LTSPCs	• Over 3,200 commercial banks with agricultural loans on-balance sheet (approximately 800 are currently sellers)[1] • Special focus on large-cap ag banks • Farm Credit System (FCS) • Insurance company ag lenders
WHOLESALE FINANCING FOR RURAL LENDERS	• Director of Institutional Business Development • C-suite outreach to target firms • Attend industry conferences	• Insurance company ag lenders • Larger banks with ag mortgage portfolios • Rural utilities cooperative lenders
WHOLESALE FINANCING FOR INVESTORS IN AG ASSETS	• Same as Wholesale Financing for Rural Lenders • Paid deal sourcing relationships with industry contacts • Leverage capital markets relationships to identify ag funds and ag companies seeking low-cost wholesale financing	• Public or private ag investment funds (all structures) • Agricultural companies – production ag and agribusiness (for profit and cooperative)
RURAL UTILITIES LOAN PURCHASES AND CREDIT PROTECTION	• C-suite relationships • Credit department contacts • Capital markets relationship contacts	• National Rural Utilities Cooperative Finance Corporation (non-GSE) • CoBank (FCS GSE)

[1] Source: FDIC Statistics on Depository Institutions datasets (https://www2.fdic.gov/sdi/index.asp).

FARMER MAC OVERVIEW
24

FARMER MAC Outstanding Volume - Portfolio Summary Farm & Ranch 36% USDA Guarantees 12% Rural Utilities 9% Institutiona l Credit 43% By Line of Business AgVantage 43% On-Balance Sheet Loans 24% LTSPCs 17% AMBS 4% USDA 12% By Product Type FARMER MAC OVERVIEW 25 AS OF SEPTEMBER 30, 2015

FARMER MAC Northwest 11% Southwest 31% Mid-North 35% Mid-South 12% Northeast 4% Southeast 7% By Geographic Region Crops 55% Permanent Plantings 17% Livestock 22% Part-time Farm 4% Ag. Storage and Processing 2% By Commodity Type Farm & Ranch Loans Portfolio Diversification FARMER MAC OVERVIEW 26 (1) Farm & Ranch portfolio includes on-balance sheet loans and LTSPCs. AS OF SEPTEMBER 30, 2015 (1)

FARMER MAC Core earnings are primarily a direct function of three key factors: Core Earnings Value Drivers FARMER MAC OVERVIEW 27 Value Drivers Things to Consider BUSINESS VOLUME •Macro supply/demand for ag credit •Farmer Mac business development success • Impact of potential credit quality shocks • Impact of potential rate shocks NET EFFECTIVE SPREAD •Macro supply/demand for ag credit •Absolute level of interest rates •Business mix •Delinquencies CREDIT QUALITY • Idiosyncratic borrower impacts: death in family, divorce, & disease •Commodity price volatility •Acts of Nature – droughts, disease, etc. (1) (1) Core earnings is a non-GAAP measure. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, please refer to page 44 of the Appendix.

FARMER MAC Farmer Mac Outstanding Business Volumes $15.6 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 $ I N B IL L IO N S FARMER MAC OVERVIEW 28 12% CAGR (1999 to 2014)

FARMER MAC Farmer Mac Net Effective Spread FARMER MAC OVERVIEW 29 69 78 106 97 106 106 104 96 91 87 0.9% 0.9% 1.8% 2.0% 1.1% 1.0% 1.3% 0.9% 0.7% 1.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 0 20 40 60 80 100 120 2006 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 YTD M OO D Y ’S C OR P OR A TE S P R E A D IN D E X N E T E FF E C T IV E S P R E A D B A S IS P O IN T S Farmer Mac Net Effective Spread Moody's Corporate Spread Index(2) (1) Beginning Jan. 1, 2015, Farmer Mac classified all of the income from Farmer Mac Guaranteed Securities that it holds in its portfolio as interest income. Periods prior to 2011 have not been restated. (2) Source: St. Louis Fed, Economic Database: Average Moody’s Baa – Average Moody’s Aaa band spreads. (1)

FARMER MAC (1) Source: Kansas City Federal Reserve, Ag Finance Databook & Farm Credit Funding Corp Annual Information Statements – Non-accrual real estate loans and accruing loans that are 90 days or more past due, include commercial and Farm Credit System banks; 3Q15 data not yet available. (2) Delinquencies include loans held and loans underlying off-balance sheet Farm & Ranch Guaranteed Securities and LTSPCs that are 90 days or more past due, in foreclosure, or in bankruptcy, excluding loans performing under either their original loan terms or a court-approved bankruptcy plan. Farmer Mac Credit vs. Industry 1.30% 1.20% 1.17% 0.75% 0.60% 0.52% 0.54% 0.95% 2.00% 2.40% 2.10% 1.67% 1.23% 0.96% 1.59% 1.21% 0.60% 0.55% 0.58% 0.41% 0.21% 1.35% 1.13% 1.63% 0.93% 0.70% 0.55% 0.35% 0.67% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 3Q15 90-Day Delinquencies Industry 90-Day Delinquencies Farmer Mac 90-Day Delinquencies (Farm & Ranch Portfolio Only) (1) FARMER MAC OVERVIEW 30 (2) Farmer Mac Historical Average 1.00%

FARMER MAC Farmer Mac – Historical Credit Losses Farmer Mac’s Rural Utilities, USDA Guarantees, and Institutional Credit lines of business have not had any credit losses to date Farm & Ranch line of business has historical cumulative losses of 0.15%, or less than 1bp per year • Cumulative losses of $31 million on $20 billion of cumulative historical business volume FARMER MAC OVERVIEW 31 -$2 $0 $2 $4 $6 $8 $10 $12 1995 & Prior 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 N E T L OS S / ( GA IN ) $ I N M IL L IO N S BY YEAR OF ORIGINATION Ag Storage & Processing Crops Permanent Plantings Livestock Part-Time Farm / Rural Housing

FARMER MAC Funding Finance asset purchases with proceeds of debt issuances • 20+ dealers • Match-funding provides for stable net effective spread and immaterial interest rate risk Farmer Mac’s debt securities carry privileges for certain holders • 20% capital risk weighting • Eligible collateral for Fed advances • Legal investments for federally supervised financial institutions (banks, etc.) FARMER MAC OVERVIEW 32 Debt Securities Trade at Narrow Spreads to Comparable Maturity Treasuries MATURITY (YEARS) 1 3 5 10 SPREAD TO TREASURY (AS OF SEPTEMBER 30, 2015) 18 bps 19 bps 24 bps 60 bps

Farmer Mac Financial Performance

FARMER MAC Third Quarter 2015 Performance Net effective spread of $30.4 million (88 bps) compared to $29.8 million (88 bps) last quarter, and $29.8 million (97 bps) in third quarter 2014 • Dollar increase due to growth in outstanding business volume • % of net effective spread unchanged due to stable new business pricing and low rate of prepayments Core earnings of $13.2 million ($1.17 per diluted common share), compared to $11.6 million ($1.02 per diluted common share) last quarter, and $9.3 million ($0.82 per diluted common share) in third quarter 2014 • Increase driven primarily by a $1.0 million after-tax reduction in credit expenses • $0.4 million after-tax increase in net effective spread also contributed to the increase Total business volume of $15.6 billion, an increase of $498 million from June 30, 2015 and $1.6 billion from third quarter 2014 • Added $522 million Rural Utilities loans under LTSPCs • Added $300 million revolving floating rate AgVantage facility • Purchased $207 million of AgVantage securities • Purchased $176 million of Farm & Ranch loans • Purchased $91 million of USDA Securities • Added $80 million of Farm & Ranch loans under LTSPCs • Purchased $54 million of Rural Utilities loans Credit quality reflects the strength of the agricultural and rural utilities economies • 90-day delinquencies of $36.7 million (0.67% of Farm & Ranch loans), slight increase from $31.9 million (0.58% of Farm & Ranch loans) in second quarter 2015 34 FARMER MAC FINANCIAL PERFORMANCE (1) Core earnings is a non-GAAP measure. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, please refer to page 44 of the Appendix. (1)

FARMER MAC $9.1 $11.7 $11.3 $11.0 $9.1 $10.0 $12.9 $16.5 $23.2 $11.6 $11.2 $13.4 $11.8 $9.3 $13.2 $12.6 $11.6 $15.3 $9.5 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2011 2012 2013 2014 2015 $ I N M IL L IO N S 1Q 2Q 3Q 4Q $42.9 $49.6 $54.9 $53.0 $33.9 Core Earnings (Non-GAAP Measure) FARMER MAC FINANCIAL PERFORMANCE 35 (1) For a reconciliation of GAAP net income attributable to common stockholders to core earnings, a non-GAAP financial measure, please refer to page 44 of the Appendix. (2) Core earnings for 2014 include the effects of the cash management and liquidity initiative implemented in the second quarter 2014, and the capital structure initiative under which Farmer Mac issued $150 million of preferred stock in advance of the planned March 30, 2015 redemption of all outstanding Farmer Mac II Preferred Stock and related Farm Asset-Linked Capital Securities (FALConS). Each of these initiatives have been described in Farmer Mac’s prior SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015. (2) (1)

FARMER MAC Business Volume FARMER MAC FINANCIAL PERFORMANCE 36 $4.8 $5.2 $5.4 $5.3 $5.5 $5.6 $6.0 $6.4 $6.0 $6.7 $1.6 $1.7 $1.8 $1.7 $1.9 $1.0 $1.1 $1.0 $1.0 $1.5 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2012 2013 2014 3Q14 3Q15 $ I N B IL L IO N S Farm & Ranch Institutional Credit USDA Guarantees Rural Utilities $14.6 AS OF YEAR-END AS OF QUARTER-END (1) Includes on- and off-balance sheet outstanding business volume. $13.0 $14.0 $14.0 $15.6 (1)

FARMER MAC Net Effective Spread $98.8 $117.2 $116.6 $113.7 $89.4 1.06% 1.04% 0.96% 0.91% 0.87% 0.80% 0.85% 0.90% 0.95% 1.00% 1.05% 1.10% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2011 2012 2013 2014 3Q15 YTD $ I N M IL L IO N S Net Effective Spread (dollars) Net Effective Spread (percent) FARMER MAC FINANCIAL PERFORMANCE 37 AS OF YEAR-END

FARMER MAC Credit Quality – 90-Day Delinquencies FARMER MAC FINANCIAL PERFORMANCE 38 $40.8 $33.0 $24.7 $36.7 0.93% 0.66% 0.46% 0.67% 0.33% 0.24% 0.18% 0.23% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% $0.0 $20.0 $40.0 $60.0 3Q12 3Q13 3Q14 3Q15 $ I N M IL L IO N S 90-Day Delinquencies (dollars) % of Farm & Ranch Portfolio Only % of Total Portfolio

FARMER MAC $519 $591 $766 $761 $558 $145 $192 $345 $333 $115 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $200 $400 $600 $800 2012 2013 2014 3Q14 3Q15 E X C E S S S T A T U TO R Y C A P IT A L $ IN M IL L IO N S C O R E C A P IT A L $ I N M IL L IO N S Core Capital Excess Statutory Capital AS OF YEAR-END AS OF QUARTER-END Capital FARMER MAC FINANCIAL PERFORMANCE 39 (1) Core capital defined as total stockholders’ equity less accumulated other comprehensive income. (2) Excess statutory capital defined as core capital less statutory minimum capital. (1) (2) $250m Redemption of Farmer Mac II Preferred Stock and related FALConS

Appendix

FARMER MAC
Financing Rural America

Key Company Metrics

($ in thousands, except per share amounts)	3Q15 YTD	2014	2013	2012
Core Earnings[(1) (2)]	$33,902	$53,047	$54,892	$49,642
Core Earnings per Diluted Share	$2.99	$4.67	$4.90	$4.51
Net Effective Spread ($)	$89,431	$113,693	$116,582	$117,190
Net Effective Spread (%)	0.87%	0.91%	0.96%	1.04%
Guarantee & Commitment Fees	$12,425	$16,780	$16,591	$15,989
Excess Regulatory Capital	$115,400	$345,000	$192,200	$145,000
Common Stock Dividends per Share	$0.48	$0.56	$0.48	$0.40
Outstanding Business Volume	$15,627,979	$14,597,758	$13,950,312	$13,015,188
90-Day Delinquencies – Farm & Ranch	0.67%	0.35%	0.55%	0.70%
Charge-Offs	$111	$86	$4,004	$2,501
Book Value per Share[(3)]	$32.30	$29.76	$26.68	$20.52
Core Earnings Return on Equity	13%	17%	22%	25%

(1) Core earnings for 2014 include the effects of the cash management and liquidity initiative implemented in second quarter 2014 and the capital structure initiative under which Farmer Mac issued $150 million of preferred stock in advance of the planned March 30, 2015 redemption of all outstanding Farmer Mac II Preferred Stock and related FALConS. Each of these initiatives have been described in Farmer Mac's prior SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015.

(2) Core earnings is a non-GAAP measure. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, please refer to page 44 of the Appendix.

(3) Book Value per Share excludes accumulated other comprehensive income.

APPENDIX
41

FARMER MAC

Financing Rural America

Farmer Mac's Core Earnings History

($ in thousands)	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
	Core Earnings by Quarter Ended								
Revenues:									
Net effective spread	$ 30,387	$ 29,787	$ 29,257	$ 28,443	$ 29,766	$ 29,049	$ 26,436	$ 30,022	$ 28,693
Guarantee and commitment fees	4,328	4,085	4,012	4,096	4,152	4,216	4,315	4,252	4,134
Other	(93)	(24)	(405)	(1,285)	(2,001)	(520)	(410)	427	(466)
Total revenues	34,622	33,848	32,864	31,254	31,917	32,745	30,341	34,701	32,361
Credit related (income)/expense:									
(Release of)/provisions for losses	(303)	1,256	(696)	(479)	(804)	(2,557)	674	12	(36)
REO operating expenses	48	-	(1)	48	1	59	2	3	35
Losses/(gains) on sale of REO	-	-	1	28	-	(168)	3	(26)	(39)
Total credit related (income)/expense	(255)	1,256	(696)	(403)	(803)	(2,666)	679	(11)	(40)
Operating expenses:									
Compensation and employee benefits	5,236	5,733	5,693	4,971	4,693	4,889	4,456	4,025	4,523
General and administrative	3,676	3,374	2,823	2,992	3,123	3,288	2,794	3,104	2,827
Regulatory fees	600	600	600	600	593	594	594	594	593
Total operating expenses	9,512	9,707	9,116	8,563	8,409	8,771	7,844	7,723	7,943
Net earnings	25,365	22,885	24,444	23,094	24,311	26,640	21,818	26,989	24,458
Income tax expense/(benefit)	8,924	8,091	6,692	4,858	6,327	(4,734)	4,334	5,279	6,263
Non-controlling interest	(36)	(119)	5,354	5,414	5,412	5,819	5,547	5,546	5,547
Preferred stock dividends	3,295	3,296	3,295	3,296	3,283	2,308	952	882	881
Core earnings [1]	$ 13,182	$ 11,617	$ 9,103	$ 9,526	$ 9,289	$ 23,247	$ 10,985	$ 15,282	$ 11,767

[1] Core earnings is a non-GAAP measure. See page 43 of the Appendix for reconciliation of GAAP net income attributable to common stockholders to core earnings.

APPENDIX

42

FARMER MAC

Financing Rural America®

Reconciliation of Net Income to Core Earnings

($ in thousands)	Core Earnings by Quarter Ended								
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
Net income attributable to common stockholders	$ 8,359	$ 22,162	$ 1,818	$ 5,647	$ 11,586	$ 20,205	$ 813	$ 12,485	$ 15,413
Reconciling items (after-tax effects):									
Unrealized (losses)/gains on financial derivatives and hedging activities	(4,489)	10,388	(582)	(3,717)	2,685	(3,053)	(2,395)	8,003	4,632
Unrealized (losses)/gains on trading assets	(5)	110	236	679	(21)	(46)	426	(50)	(407)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(76)	(81)	(529)	(811)	(440)	(179)	(8,027)	(10,864)	(421)
Net effects of settlements on agency forwards	(253)	128	(164)	30	73	236	(176)	114	(158)
Loss on retirement of Farmer Mac II LLC Preferred Stock(1)	-	-	(6,246)	-	-	-	-	-	-
Core earnings	$ 13,182	$ 11,617	$ 9,103	$ 9,526	$ 9,289	$ 23,247	$ 10,985	$ 15,282	$ 11,767

(1) The loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac's previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security.

APPENDIX

43

FARMER MAC Reconciliation of Net Income to Core Earnings APPENDIX 44 (in thousands) 3Q15 YTD 2014 2013 2012 2011 Net income attributable to common stockholders 32,339$ 38,251$ 71,833$ 43,894$ 13,784$ Less the after-tax effects of: Unrealized gains/(losses) on financial derivatives and hedging activities 5,317 (6,480) 29,368 4,325 (30,930) Unrealized gains/(losses) on trading assets 341 1,038 (533) 200 2,246 Amortization of premiums/discounts and deferred gains on assets consolidated at fair value (686) (9,457) (12,467) (7,266) (3,692) Net effects of settlements on agency forwards (289) 103 573 856 (2,523) Lower of cost or fair value adjustments on loans held for sale - - - (3,863) 5,776 Loss on retirement of Farmer Mac II LLC Preferred Stock (6,246) Core earnings 33,902$ 53,047$ 54,892$ 49,642$ 42,907$ Core Earnings by Period-Ended (1) (1) The loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac’s previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security.

FARMER MAC

Financing Rural America®

Farmer Mac's Net Effective Spread History

($ in thousands)	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit [1]		Corporate		Net Effective Spread	
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
For the quarter ended:												
September 30, 2015	**$ 9,628**	**1.80%**	**$ 4,630**	**0.99%**	**$ 2,907**	**1.18%**	**$ 11,271**	**0.81%**	**$ 1,951**	**0.25%**	**$ 30,387**	**0.88%**
June 30, 2015	9,681	1.82%	4,466	0.98%	2,838	1.18%	10,860	0.78%	1,942	0.25%	29,787	0.88%
March 31, 2015 [2]	10,114	1.97%	4,225	0.95%	2,804	1.15%	10,425	0.77%	1,689	0.20%	29,257	0.86%
December 31,2014 [3]	8,682	1.71%	5,250	1.19%	2,908	1.18%	9,871	0.78%	1,732	0.26%	28,443	0.91%
September 30, 2014	8,207	1.68%	5,073	1.18%	2,890	1.16%	9,823	0.78%	3,773	0.59%	29,766	0.97%
June 30, 2014	7,820	1.64%	4,159	0.99%	2,953	1.16%	9,957	0.78%	4,160	0.57%	29,049	0.92%
March 31, 2014 [4]	7,114	1.53%	3,784	0.91%	1,990	0.73%	9,406	0.74%	4,142	0.56%	26,436	0.84%
December 31, 2013 [4]	10,113	2.20%	4,022	0.97%	2,379	0.89%	9,088	0.72%	4,420	0.58%	30,022	0.94%
September 30, 2013	7,980	1.86%	4,505	1.09%	2,974	1.12%	9,117	0.72%	4,117	0.57%	28,693	0.93%

[1] See Note 1(d) to the consolidated financial statements in Farmer Mac's Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015 for more information about the reclassification of certain amounts in prior periods from guarantee and commitment fees to interest income related to on-balance sheet Farmer Mac Guaranteed Securities.

[2] Beginning in first quarter 2015, Farmer Mac revised it's methodology for interest expense allocation among Farm & Ranch, USDA Guarantees, and Rural Utilities lines of business. As a result of this revision, a greater percentage of interest expense has been allocated to the longer term assets included within the USDA Guarantees and Rural Utilities lines of business. Net effective spread for periods prior to the quarter ended March 31, 2015 does not reflect this revision.

[3] On October 1, 2014, $78.5 million of preferred stock issued by CoBank was called, resulting in a loss of net effective spread of $2.1 million or 30 basis points in the corporate segment. The impact on consolidated net effective spread on a quarterly basis is 7 basis points.

[4] First quarter 2014 includes the impact of spread compression in Rural Utilities line of business from the early refinancing of loans (41 basis points). Fourth quarter 2013 includes the impact in net effective spread in the Farm & Ranch line of business of one-time adjustments for recovered buyout interest and yield maintenance (40 basis points in aggregate) and the impact of spread compression in the Rural Utilities line of business from the early refinancing of loans (26 basis points).

APPENDIX

45

FARMER MAC Liquidity – Investment Portfolio Farmer Mac maintains an investment portfolio to provide back-up source of liquidity in excess of regulatory requirements • Minimum of 90 days of liquidity required by regulation $3.5 billion investment portfolio at September 30 • Cash and highly-rated investment securities • Conservative portfolio goals − Minimize exposure to market volatility − Preservation of capital − Ready access to cash • Provided 124 days of liquidity as of September 30, 2015 Farmer Mac also has $1.5 billion line of credit with U.S. Treasury • Supports Farmer Mac’s guarantee obligations • Farmer Mac has never used this line of credit Cash & Equiv. 43% Guar. by GSEs and U.S. Gov't Agencies 54% Corporate Debt Securities 1% Asset- Backed Securities 2% Liquidity Portfolio APPENDIX 46

FARMER MAC Interest Rate Risk Match fund asset purchases with liabilities that have similar interest rate characteristics • Duration and convexity matching • Coupon type • Reset frequency Manage pre-payment risk on mortgages • Issue a portfolio of callable and bullet debt across spectrum of maturities to obtain the appropriate match • Can adjust effective asset and debt coupon and duration characteristics through the use of interest rate swaps or other derivatives Perform regular stress testing and disclose a variety of sensitivity measures • Duration Gap • Market Value of Equity (MVE) Sensitivity • Net Interest Income (NII) Sensitivity • Measure these sensitivities’ impact on various capital metrics APPENDIX 47

FARMER MAC Three Classes of Common Stock Number of Shares CLASS A VOTING COMMON STOCK • NYSE: AGM.A • Ownership restricted to non-Farm Credit System financial institutions 1.0 million CLASS B VOTING COMMON STOCK • Not publicly traded • Ownership restricted to Farm Credit System institutions 0.5 million CLASS C NON-VOTING COMMON STOCK • NYSE: AGM • No ownership restrictions 9.4 million APPENDIX 48

FARMER MAC Three Classes of Preferred Stock Number of Shares SERIES A NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.A • Dividend Yield: 5.875%** • Option to redeem at any time on or after January 17, 2018 • Redemption Value: $25 per share 2.4 million SERIES B NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.B • Dividend Yield: 6.875%** • Option to redeem at any time on or after April 17, 2019 • Redemption Value: $25 per share 3.0 million SERIES C FIXED-TO-FLOATING NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.C • Dividend Yield: 6.000%** • Option to redeem at any time on or after July 18, 2024 • Redemption Value: $25 per share 3.0 million APPENDIX 49 **Par value annual dividend yield